Schedule 1

Members of Management of the Reporting Entities

The members of the supervisory board of BFAG are Alexander Link (chairman), Helge Lubenow (deputy Chairman), Hansjörg Plaggemars, Tobias Reich, Karlheinz Schmelig and Heikki Lanckriet. The sole member of the executive board of BFAG is Pilar de la Huerta Martinez.

The members of the management board of DB are Rolf Birkert and Alexander Link and the members of the supervisory board of DB are Wilhelm Konrad Thomas Zours, Dr. Burkhard Schaefer and Mr. Philip Hornig. The sole member of the management board of VVB is Mr. Zours.  The members of the supervisory board of VVB are Philip Hornig, Burkhard Schaefer and Harald Schaefer.  The members of the management board of DU are Mr. Zours and Mr. Plaggemars.  The members of the supervisory board of DU are Karin Lergenmueller, Philip Hornig, and Burkhard Schaefer.

The following table sets forth the name, present occupation or employment and citizenship of each such person.

Name	Present Business Address	Present Occupation	Citizenship
Rolf Birkert	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Investor; Member of the Management Board of DB

Member of the Management Board of Deutsche Balaton Biotech AG;

Member of the Management Board of Pflege.Digitalisierung Invest AG

Member of the Management Board of Latonba AG

Member of the Management Board of Talbona AG;
Managing Director of BB19 Unternehmensberatung UG;

Managing Director of BB96 Beteiligungen GmbH;

Supervisory board member and chairman of Ming Le Sports AG

Germany
Alexander Link	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Investor; Member of the Management Board of DB; Supervisory Board member and chairman of BFAG;

Supervisory Board member and chairman of SPK Süddeutsche Privatkapital AG;

Member of the Supervisory Board of Epigenomics AG;

Member of the Supervisory Board and chairman of bioXXmed AG;

Member of the Supervisory Board of MISTRAL Media AG;

Member of the Supervisory Board of Nordic SSW 1000 Verwaltungs AG i. L.;

Member of the Supervisory Board of CARUS AG;

Member of the Supervisory Board of DIO Deutsche Immobilien Opportunitäten AG;

Member of the Supervisory Board of Nestmedic S.A.

Germany
Wilhelm Konrad Thomas Zours	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Investor; sole Member of the Management Board of VVB; Member of the Management Board of DU;

Member of the Supervisory Board and chairman of DB;

Member of the Supervisory Board and chairman of SPARTA AG

Germany
Hansjörg Plaggemars	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Member of the Supervisory Board of BFAG;

Member of the Board of 2invest AG;

Member of the Management Board of Altech Advanced Materials AG;

Member of the Executive Board of Epigenomics AG;

Member of the Management Board of DU

Managing Director of YVAL Idiosynkratische Investments SE;

Member of the Management Board of Heidelberger Beteiligungsholding AG;

Non-executive Director of GeoPacific Resources Ltd;

Non-executive Director of Wiluna Mining Corporation i. I.;

Non-executive Director of Altech Batteries Limited;

Non-executive Director of Patronus Resources Limited;

Member of the Management Board of Alpha Cleantec AG;

Member of the Management Board of Balaton Agro Invest AG;

Member of the Management Board of Strawtec Group AG

Liquidator of Alpha Cleantec AG;

Managing Director of KiCo Invest GmbH;
Managing Director of BALATON Estate Ltd;

Managing Director of BALATON Great Lakes Ltd.

USA
Tobias Reich	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany	Member of the Supervisory Board of BFAG; Chief Executive Officer and Member of the Board of ConBrio Beteiligungen AG.	Germany
Helge Lubenow	Hemmelrather Weg 201, D-51377 Leverkusen, Germany	Member of the Supervisory Board of BFAG; Member of the supervisory board of Epigenomics AG; Chief Executive Officer of Epignostix GmbH	Germany
Heikki Lanckriet	Hemmelrather Weg 201, D-51377 Leverkusen, Germany	Member of the Supervisory Board of BFAG; Chief Executive Officer of 4basebio PLC	Belgium
Mr. Karlheinz Schmelig	Hemmelrather Weg 201, D-51377 Leverkusen, Germany	Member of the Supervisory Board of BFAG; Managing partner of Creathor Ventures	Germany
Ms. Pilar de la Huerta Martinez	Hemmelrather Weg 201, D-51377 Leverkusen, Germany	Chief Financial Officer/Managing Director of BFAG; Sole Member of the Executive Board of BFAG	Spain
Ms. Karin Lergenmueller	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Member of the Supervisory Board and chairman of DELPHI Unternehmensberatung Aktiengesellschaft;

Member of the Supervisory Board of Alpha Cleantec AG i. L.;

Member of the Supervisory Board of Deutsche Balaton Biotech AG;

Member of the Supervisory Board of Heidelberger Beteiligungsholding AG;

Member of the Supervisory Board of SPARTA AG

Germany
Mr. Philip Hornig	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Member of the Supervisory Board of DELPHI Unternehmensberatung Aktiengesellschaft and of VV Beteiligungen Aktiengesellschaft

Member of the Supervisory Board of DB;

Member of the Supervisory Board and chairman of capFlow AG i.L.;

Member of the Supervisory Board of Heidelberger Beteiligungsholding AG;

Member of the Supervisory Board of SPK Süddeutsche Privatkapital AG;

Germany
Mr. Burkhard Schaefer	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Member of the Supervisory Board of DU and VV Beteiligungen Aktiengesellschaft;

Member of the Supervisory Board of DB;

Member of the Supervisory Board and chairman of Altech Advanced Materials AG;

Member of the Supervisory Board and chairman of MISTRAL Media AG;

Member of the Supervisory Board of Alpha Cleantec AG i.L.;

Germany
Mr. Harald Schaefer	Ziegelhaeuser Landstrasse 3, 69120 Heidelberg, Germany

Member of the Supervisory Board and chairman of VV Beteiligungen Aktiengesellschaft;

Member of the Supervisory Board and chairman of Rostra AG;

supervisory board member and chairman of Strawtec Group AG;

Member of the Supervisory Board of SPK Süddeutsche Privatkapital AG

Germany